Exhibit 99.1

Press Release Châtillon, France, October 28, 2026

DBV Technologies Reports Third Quarter 2026 Financial Results and Business Update

•	Submitted the Biologics License Application to U.S. FDA for the VIASKIN® Peanut Patch in children aged 4-7 Years and requested Priority Review

•	Accelerated Commercial Readiness towards the launch of the VIASKIN® Peanut Patch in children aged 4-7 years in the US, if approved

•	Reported cash and cash equivalents of $165.7 million as of September 30, 2026, funding into third quarter of 2027

•	DBV will host a conference call today, October 28, at 5:00pm ET

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT – CUSIP: 23306J309), a late-stage specialty biopharmaceutical company, today reported financial results for the Third Quarter of 2026. The quarterly and nine months financial statements were approved by the Board of Directors on October 28, 2026.

“The third quarter marked a defining step in DBV’s evolution from a clinical-stage company into a commercial organization. With our BLA now submitted for children aged 4 through 7 years, and our planned BLA in toddlers aged 1 through 3 years, we are concentrating our efforts on the areas that will advance the company most meaningfully,” said Daniel Tassé, Chief Executive Officer of DBV Technologies. “We are grateful for the productive, ongoing dialogue with the FDA about both BLAs. As the regulatory dialogue progresses, we have every function across the company aligned on supporting a complete and efficient review of both dossiers, advancing manufacturing readiness alongside our contract manufacturing partner, and preparing to execute our launch plans with discipline.”

Third Quarter 2026 Operational Highlights and 2027 Business Updates

Regulatory Execution

•	Submitted the Biologics License Application to U.S. FDA for the VIASKIN® Peanut Patch in children aged 4 through 7 Years and requested Priority Review.

•	The BLA is supported by the Phase 3 VITESSE trial, which enrolled 654 children and is the largest immunotherapy trial to date in this population.

Corporate and Financial Position

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Funded into the third quarter of 2027, enabling continued execution through the regulatory review process and commercial preparedness, including continued investment across core functions required to potentially launch and support the long-term success of the VIASKIN® Peanut Patch brand, including Medical Affairs, Sales, Market Access, Marketing, Account Management, and Pharmacovigilance.

•	Refreshed the Company’s $150 million ATM program and completed $50 million of gross proceeds sale of ADSs to RA Capital Management.

Manufacturing Progress

•	Continued working closely with Fareva Amboise (Fareva), the Company’s contract manufacturing organization, on remediation activities following the April 2026 FDA Warning Letter to Fareva.

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Maintained a direct line of sight into remediation work specific to the VIASKIN® Peanut Patch production, which is led by external specialists against a detailed project plan shared by Fareva with DBV.

•	Received confirmation from Fareva that it has responded to FDA in accordance with regulatory timelines and has provided monthly updates to the Agency.

•	Based on ongoing collaboration with Fareva, a target date for the Pre-Approval Inspection (PAI) was included in the BLA, in line with FDA regulations and standard industry practices.

•	The target date for the PAI falls after the date by which Fareva expects to complete remediation.

Toddler Program

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DBV has held discussions with the Agency on how to ensure a timely review of the BLA for toddlers aged 1 through 3 years following the recent submission of the 4-through-7 BLA, including a potential rolling submission of the 1-through-3 BLA. The same review Team will review both BLAs. FDA indicated that a review of the 1-through-3 BLA initiated shortly after the review of the 4-through-7 BLA would allow the Agency to build on the learnings from their review and the efficiencies expected from the meaningful content overlap of the two BLAs. It would provide DBV and FDA the opportunity to align on the form, content, and best timing of the components of the 1-through-3 BLA submission, in support of an efficient review of both BLAs.

•

DBV will continue the regulatory dialogue with FDA over the next few months and expects to submit the toddler BLA in 2027. DBV will provide an update once the FDA discussions regarding the Company’s toddler program have been finalized.

Upcoming Milestones

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File acceptance for the BLA in children aged 4 through 7 years. Determination by FDA whether the BLA for children aged 4 through 7 years is sufficiently complete to begin the full substantive review, including whether Priority Review is granted, expected in the fourth quarter of 2026.

Financial Highlights for the Third Quarter Ended September 30, 2026

The Company’s interim unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2026, and the comparative period of September 30, 2025, are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Operating Income

Operating income was $1.6 million for the three months ended September 30, 2026, compared with $2.8 million for the same period in 2025, and $3.1 million for the nine months ended September 30, 2026, compared with $5.0 million in 2025. Operating income consisted of Research Tax Credit and decreased as the Company’s activities continued to shift from eligible research activities toward commercial readiness.

Operating Expenses

Research and Development Expenses

R&D expenses were $47.0 million in Q3 2026 and $111.6 million for the first nine months of 2026, compared with $28.6 million and $83.8 million, respectively, in 2025.

•	Submitted the BLA for the VIASKIN® Peanut Patch for children aged 4 through 7 years on September 29, 2026, and advanced COMFORT Toddlers and THRIVE.

•	Recorded $4.7 million of BLA filing fees.

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Continued investment in launch capabilities and maintained the build of precommercial inventory, for $4.5 million for the 3 months and $10.2 million for the first nine months of 2026 to support a potential successful launch of the VIASKIN® Peanut Patch, if approved.

Sales and Marketing Expenses

Sales and marketing expenses were $5.3 million in Q3 2026 and $15.7 million for the first nine months of 2026, compared with $1.2 million and $1.9 million, respectively, in 2025.

•	Continued execution of U.S. launch readiness, with the commercial organization expanding

•	Advanced launch infrastructure, including distribution and specialty pharmacy selection

General and Administrative (“G&A”) Expenses

G&A expenses were $14.0 million in the third quarter of 2026 and $39.1 million for the first nine months of 2026, compared with $7.3 million and $21.3 million, respectively, in 2025.

The increase reflects continued scaling of the corporate infrastructure supporting potential commercialization across core functions including Medical Affairs, Sales, Market Access, Marketing, Account Management, and Pharmacovigilance.

Financial Income (Expense)

Financial income was $0.6 million for the third quarter of 2026, compared with $1.1 million for the third quarter of 2025, and $1.5 million for the first nine months of 2026, compared with nil for the same period in 2025. The nine-month increase primarily reflected higher interest income earned on larger average cash and investment balances following financing activities, while financial income in the 2025 comparative period was totally offset by unfavorable foreign exchange effects.

Income Tax

Income tax expense was $0.3 million for the third quarter of 2026, compared with nil for the third quarter of 2025, and $0.7 million for the first nine months of 2026, compared with $0.1 million for the same period in 2025.

Net Loss and Net Loss Per Share

Net loss was $64.5 million for the third quarter of 2026, compared with $33.2 million for the third quarter of 2025, and $162.5 million for the first nine months of 2026, compared with $102.1 million for the first nine months of 2025. Net loss per share was $0.14 for the third quarter of 2026 compared with $0.24 for the third quarter of 2025, and $0.37 for the first nine months of 2026 compared with $0.82 for the same period in 2025.

Cash Position and Liquidity

These condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The Company has incurred operating losses and negative cash flows from operations since inception and expects operating cash outflows to remain significant as it continues to invest in clinical development, regulatory activities, manufacturing and supply-chain readiness and preparations for the potential commercialization of the VIASKIN® Peanut Patch, if approved. Net cash used in operating & investing activities was $159.4 million for the nine months ended September 30, 2026, compared to $86.7 million for the nine months ended September 30, 2025, reflecting the continued advancement of these activities and the expansion of the Company’s organization.

As of September 30, 2026, the Company had cash and cash equivalents of $165.7 million. During the third quarter of 2026, the Company achieved significant regulatory and financing milestones, including the submission of its BLA for the VIASKIN® Peanut Patch in children ages 4 through 7 years on September 29, 2026, for which the Company requested Priority Review, and the sale of $50.0 million in gross proceeds of ADSs under its ATM Program, which the Company announced in July 2026. Following the BLA submission, management updated the Company’s operating and liquidity forecasts to reflect the potential regulatory review pathway and the anticipated timing of related clinical, regulatory, manufacturing and commercial readiness activities. The Company’s forecasts incorporate milestone-based spending assumptions designed to align the timing of certain expenditures with potential regulatory developments while continuing to advance activities necessary to support regulatory review and potential commercialization of the VIASKIN® Peanut patch in children ages 4 through 7, if approved. Based on its current operations, plans and assumptions, the Company estimates that its existing cash and cash equivalents will be sufficient to fund operations into the third quarter of 2027.

Management has concluded that the Company’s existing cash and cash equivalents are not expected to be sufficient to fund its operations for at least twelve months from the date of issuance of these condensed consolidated financial statements. Accordingly, substantial doubt exists about the Company’s ability to continue as a going concern within twelve months after the date these condensed consolidated financial statements are issued.

The Company will require additional capital to fund its operations. Management is actively evaluating multiple financing alternatives, including without limitation, potential additional sales under the Company’s existing ATM Program, equity transactions, warrants exercise and other alternative forms of financing. The Company’s continued advancement through the regulatory review process may provide additional financing opportunities. However, the availability, timing and terms of any additional financing will depend on regulatory developments, market conditions and investors’ interest, lenders and other counterparties, and there can be no assurance that additional financing will be available when needed, on acceptable terms or at all.

These estimates are based on the Company’s current forecasts and exclude additional expenditure related to programs other than VIASKIN® Peanut patch or resulting from the potential in-licensing or acquisition of additional product candidates or technologies. The timing and amount of the Company’s future cash requirements may differ materially from current estimates depending on, among other factors, the timing and outcome of the regulatory review process, the pace of clinical development activities, manufacturing and supply-chain commitments, commercial readiness activities and foreign exchange rate fluctuations. These condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets and liabilities or reported expenses that may be necessary if the Company were unable to continue as a going concern.

Conference Call & Webcast

DBV management will host an investor conference call and webcast today, October 28th at 5:00pm ET, to discuss this update. This call is accessible via the below teleconferencing numbers and requesting the DBV Technologies call.

United States: +1-877-344-8082

International: +1-213-992-4618

A live webcast of the call will be available on the Events section of the Company’s website here.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions of USD (unaudited)	U.S. GAAP		U.S. GAAP
	Nine months ended September 30,		Three months ended September 30,
	2026	2025	2026	2025
Operating income	3.1	5.0	1.6	2.8
Research & Development	(111.6)	(83.8)	(47.0)	(28.6)
Sales & Marketing	(15.7)	(1.9)	(5.3)	(1.2)
General & Administrative	(39.1)	(21.3)	(14.0)	(7.3)
Operating expenses	(166.4)	(107.0)	(66.3)	(37.1)
Financial income/(expense)	1.5	—	0.6	1.1
Income tax	(0.7)	(0.1)	(0.3)	—
Net loss	(162.5)	(102.1)	(64.5)	(33.2)
Basic/diluted net loss per share attributable to shareholders	$(0.37)	$(0.82)	$(0.14)	$(0.24)

About DBV Technologies

DBV Technologies is a late-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary VIASKIN® patch technology to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the VIASKIN® Peanut Patch is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of people with food allergies. The Company’s food allergy programs include ongoing clinical trials of VIASKIN® Peanut Patch in toddlers (1 through 3 years of age) and children (4 through 7 years of age) with peanut allergy.

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

For more information, please visit www.dbv-technologies.com and engage with us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s financial condition, forecast of its estimated cash runway into the third quarter of 2027, DBV’s ability to obtain additional capital to fund its operations and the substantial doubt regarding DBV”s ability to continue as a going concern, the therapeutic potential of VIASKIN® Peanut patch and EPIT, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, timing and expectations with respect to FDA determination on whether the BLA for VIASKIN® Peanut Patch for peanut allergic children 4 through 7 years of age is sufficiently complete for substantive review, plans, timing, and expectations with respect to priority review of the BLA for VIASKIN® Peanut Patch for peanut allergic children 4 through 7 years of age; timing and expectations with respect to Pre-Approval Inspection of Fareva, timing and expectations related to Fareva’s Warning Letter remediation efforts; expectations regarding timing of BLA submission for VIASKIN® Peanut patch in toddlers aged 1 through 3 years; the continued advancement of the VIASKIN® Peanut patch in toddlers aged 1 through 3 year, DBV’s commercial launch preparedness activities and the build-out of its commercial infrastructure in the United States, and the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, DBV’s ability to raise additional capital and continue as a going concern, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, as amended by the Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, DBV’s Quarterly Report on Form 10-Q filed with the SEC on October 28, 2026, and future filings and reports made with the SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

VIASKIN is a registered trademark of DBV Technologies.

Investor Contact

Virginie Boucinha

DBV Technologies

virginie.boucinha@dbv-technologies.com

Media Contact

Brett Whelan

DBV Technologies

brett.whelan@dbv-technologies.com